                                  Exhibit 5.1

ROBINSON BRADSHAW & HINSON

June 29, 2010

First Bancorp
341 North Main Street
Troy, North Carolina  27371

Re:	Registration Statement on Form S-3 for First Bancorp

Ladies and Gentlemen:

We refer to the registration statement, as amended (the “Registration Statement”), of First Bancorp, a North Carolina corporation (hereinafter referred to as the “Company”), filed with the Securities and Exchange Commission for the purpose of registering under the Securities Act of 1933, as amended (the “Securities Act”), 130,000 shares of the Company’s common stock, no par value per share (the “Shares”), issuable in connection with the Company’s Amended and Restated Dividend Reinvestment and Common Stock Purchase Plan (the “Plan”).  The Registration Statement also registers an indeterminate number of additional shares that may be necessary to adjust the number of shares registered thereby for issuance as a result of a stock split, stock dividend or other similar transaction.

We have examined the Plan, the Registration Statement, the Articles of Incorporation of the Company, as amended, the Amended and Restated Bylaws of the Company, and such other corporate and other documents and records and certificates of public officials as we have deemed necessary or appropriate for the purposes of this opinion.

We have assumed (i) the authority and genuineness of all signatures, (ii) the legal capacity of all natural persons, (iii) the authenticity of all documents submitted to us as originals, (iv) the conformity to authentic original documents of all documents submitted to us as certified, conformed or photostatic copies, and (v) the taking of all required corporation action in relation to the Plan.

Based upon the foregoing and subject to the conditions set forth below, it is our opinion that the Shares, if and when originally issued and sold as contemplated by the Registration Statement and the Plan, will be legally issued, fully paid and nonassessable.  We have assumed that the Company and those persons purchasing Shares under the Plan will have complied with the relevant requirements of the Plan and that all prescribed filings with regulatory authorities, including any stock exchanges that have jurisdiction, will be effected in accordance with their respective requirements and that approvals of such regulatory authorities, including any stock exchanges having jurisdiction, will have been granted prior to the issuance of the Shares.

The opinions expressed herein are limited to the laws of the State of North Carolina, and we express no opinion with respect to the laws of any other state or jurisdiction (including, without limitation, the application of the securities or “blue sky” laws of any state to the offer and/or sale of the Shares).  In addition, the opinions expressed herein are conditioned upon the Registration Statement becoming effective under the Securities Act and the Company’s Articles of Incorporation (as amended) and Amended and Restated Bylaws not being further amended prior to the issuance or sale of any of the Shares.

This opinion is being furnished to you solely for your benefit in connection with the filing of the Registration Statement and pursuant to the Securities Act, and is not to be used, circulated, quoted, relied upon or otherwise referred to for any other purpose, without our prior written consent.

Attorneys at Law

101 North Tryon Street, Suite 1900, Charlotte, NC 28246

Charlotte, NC      Chapel Hill, NC      Rock Hill, SC

www.rbh.com

ROBINSON BRADSHAW & HINSON

First Bancorp
June 29, 2010

_____________________________

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.  In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.  We disclaim any undertaking to advise you of any subsequent changes of the facts stated or assumed herein or any subsequent changes in applicable law.

Very truly yours,

/s/ Robinson, Bradshaw & Hinson, P.A.

ROBINSON, BRADSHAW & HINSON, P.A.